Exhibit 99.4

                                                                          The Anderson Family Trust
                                                                             12000 N. 90th St. #1027
                                                                              Scottsdale, AZ  85260

October 2, 2010

John A. Carlson
Chief Financial Officer
Alanco Technologies, Inc.
15575 N. 83rd Way, Suite 3
Scottsdale, AZ  85260

We are in receipt of your letter of September 30, 2010 requesting a $300,000 advance under the
Restated Loan Agreement.  Please be advised that we believe there is a material impairment of the prospect of repayment of the Indebtedness when due on January 1, 2011, which constitutes a default under section 7.d of the Restated Loan Agreement.  Therefore, we hereby exercise our right under section 8.1 b of the Restated Loan Agreement to cease advancing money to Alanco and its subsidiaries under the Restated Loan Agreement.

_________________________________
Donald E. Anderson, Trustee

_________________________________
Rebecca E. Anderson, Trustee